UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2010

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Annual Incentive Program Performance Goals

On March 11, 2010, the Compensation Committee of the Board of Directors of USEC Inc. (the "Company") approved the annual performance objectives and targets that will be used to determine the annual incentive awards for its named executive officers (the "Named Executive Officers") and other participants under the annual incentive program under the USEC Inc. 2009 Equity Incentive Plan for 2010. The 2010 annual incentive awards for the Named Executive Officers will be based on a combination of corporate financial performance measures, weighted 55%, and individual performance measures, weighted 45%. The Company corporate financial performance measures for 2010 are to achieve for the year ended December 31, 2010: (1) a targeted gross profit margin percentage; (2) a targeted cash flow from operations before American Centrifuge project expenses, interest and taxes; (3) a targeted selling, general and administrative expense, not including other compensation and stock based compensation; (4) a measure of the cash received from the resolution of outstanding incurred cost submissions and the approval of revised billing rates in the government services segment; and (5) a targeted total shareholder return, as measured by the Company’s total shareholder return compared to the S&P 500 total shareholder return. The individual performance goals for 2010 will consist of individual key performance objectives.

For 2010, annual incentive awards for the Named Executive Officers and other participants will be paid 100% in cash, although a participant can elect to receive any portion of his annual incentive award in the form of restricted stock and receive an incentive payment of restricted stock equal to 20% of the portion of the annual incentive that he took in restricted stock in lieu of cash. The Compensation Committee retains the discretion to direct that a portion of a participant’s annual incentive be paid in restricted stock if such participant is not making sufficient progress in achieving or maintaining his stock ownership guidelines. Previously, awards were generally paid 65% in cash and 35% in restricted stock, although a participant who had met his stock ownership guidelines was eligible to receive all of his annual incentive award in cash.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

March 17, 2010	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)